                                                                   Exhibit 25.10

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                         ____________________________

                        Bank One, National Association
              (Exact name of trustee as specified in its charter)

     A National Banking Association                    36-0899825
                                                       (I.R.S. employer
                                                       identification number)

     1 Bank One Plaza, Chicago, Illinois               60670-0126
     (Address of principal executive offices)          (Zip Code)

                        Bank One, National Association
                       1 Bank One Plaza, Suite IL1-0126
                        Chicago, Illinois   60670-0126
  Attn:  John R. Prendiville, Corporate Trust Services Division (312) 661-5223
           (Name, address and telephone number of agent for service)

                         _____________________________

                      The Bank of New York Company, Inc.
              (Exact name of obligor as specified in its charter)

     New York                                          13-2614959
     (State or other jurisdiction of                   (I.R.S. employer
     incorporation or organization)                    identification number)


     One Wall Street
     New York, New York                                10286
     (Address of principal executive offices)          (Zip Code)

                    Guarantee of Preferred Debt Securities
                              Of BNY Capital VII
                        (Title of Indenture Securities)

Item 1.   General Information.  Furnish the following information as to the
          --------------------
          trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations With the Obligor.  If the obligor is an affiliate of the
          ------------------------------
          trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16.  List of exhibits. List below all exhibits filed as a part of this
          -----------------
          Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4. A copy of the existing by-laws of the trustee.*

          5. Not Applicable.

          6. The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8. Not Applicable.

          9. Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 21st day of May, 2001.


                      Bank One, National Association,
                      Trustee

                      By /s/ John R. Prendiville
                         John R. Prendiville
                         Vice President



* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                          May 21, 2001


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

         In connection with the qualification of a guarantee between The Bank of New York Company, Inc. and Bank One, National Association, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                             Very truly yours,

                             Bank One, National Association

                             By   /s/ John R. Prendiville
                                  John R. Prendiville
                                  Vice President

                                   EXHIBIT 7

Legal Title of Bank:       Bank One, NA                   Call Date: 12/31/00  ST-BK:  17-1630 FFIEC 031
Address:                   1 Bank One Plaza, Ste 0303                                          Page RC-1
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8
                           ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                 Dollar Amounts in thousands    C400
                                                                                                                              ------
                                                                                                 RCFD  BIL MIL THOU
                                                                                                 ----  ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule RC-A):                RCFD
                                                                                             ----
     a. Noninterest-bearing balances and currency and coin(1)..............................  0081          5,462,170       1.a
     b. Interest-bearing balances(2).......................................................  0071          5,170,242       1.b
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A)..........................  1754                  0       2.a
     b. Available-for-sale securities (from Schedule RC-B, column D).......................  1773         12,523,350       2.b
3.   Federal funds sold and securities purchased under agreements to resell................  1350         16,069,589       3.
4.   Loans and lease financing receivables:
                                                                                             RCFD
                                                                                             ----
     a. Loans and leases, net of unearned income (from Schedule RC-C)......................  2122         55,190,023       4.a
     b. LESS: Allowance for loan and lease losses..........................................  3123          1,218,923       4.b
     c. LESS: Allocated transfer risk reserve..............................................  3128                  0       4.c
     d. Loans and leases, net of unearned income, allowance, and                             RCF
                                                                                             ---
        reserve (item 4.a minus 4.b and 4.c)...............................................  2125         53,971,100       4.d
5.   Trading assets (from Schedule RD-D)...................................................  3545          2,521,374       5.
6.   Premises and fixed assets (including capitalized leases)..............................  2145            567,098       6.
7.   Other real estate owned (from Schedule RC-M)..........................................  2150                963       7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)........................................................  2130            409,736       8.
9.   Customers' liability to this bank on acceptances outstanding..........................  2155            340,763       9.
10.  Intangible assets (from Schedule RC-M)................................................  2143            202,851       10.
11.  Other assets (from Schedule RC-F).....................................................  2160          3,989,302       11.
12.  Total assets (sum of items 1 through 11)..............................................  2170        101,228,538       12.

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:            Bank One, NA                     Call Date:  12/31/00 ST-BK: 17-1630 FFIEC
031
Address:                        1 Bank One Plaza, Ste 0303                                       Page RC-2
City, State  Zip:               Chicago, IL  60670
FDIC Certificate No.:           0/3/6/1/8
                                ---------

Schedule RC-Continued

                                                                                                      Dollar Amounts in
                                                                                                          Thousands
                                                                                                          ---------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C                               RCON
                                                                                            ----
        from Schedule RC-E, part 1)......................................................   2200        26,522,858   13.a
        (1) Noninterest-bearing(1).......................................................   6631        11,338,557   13.a1
        (2) Interest-bearing.............................................................   6636        15,184,301   13.a2

     b. In foreign offices, Edge and Agreement subsidiaries, and                            RCFN
                                                                                            ----
        IBFs (from Schedule RC-E, part II)...............................................   2200        36,247,795   13.b
        (1) Noninterest bearing..........................................................   6631           778,075   13.b1
        (2) Interest-bearing.............................................................   6636        35,469,720   13.b2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                                         RCFD 2800    2,276,371   14
15.  a. Demand notes issued to the U.S. Treasury                                            RCON 2840      310,767   15.a
     b. Trading Liabilities(from Schedule RC-D)..........................................   RCFD 3548    2,104,757   15.b

16.  Other borrowed money:                                                                  RCFD
                                                                                            ----
     a. With original maturity of one year or less.......................................   2332        18,245,377   16.a
     b. With original  maturity of more than one year....................................   A547         2,298,488   16.b
     c. With original maturity of more than three years..................................   A548         1,845,898   16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding.............................   2920           340,763     18.
19.  Subordinated notes and debentures...................................................   3200         2,800,000     19.
20.  Other liabilities (from Schedule RC-G)..............................................   2930         2,505,175     20.
21.  Total liabilities (sum of items 13 through 20)......................................   2948        95,498,249     21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus.......................................   3838                 0     23.
24.  Common stock........................................................................   3230           200,858     24.
25.  Surplus (exclude all surplus related to preferred stock)............................   3839         3,861,173     25.
26. a. Undivided profits and capital reserves............................................   3632         1,703,180   26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities........................................................................   8434           (36,495)   26.b
    c. Accumulated net gains (losses) on cash flow hedges................................   4336                 0   26.c
27.  Cumulative foreign currency translation adjustments.................................   3284             1,573     27.
28.  Total equity capital (sum of items 23 through 27)...................................   3210         5,730,289     28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28)...............................................   3300       101,228,538     29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing
    work performed for the bank by independent external                                                           Number
    auditors as of any date during 1996..............................................   RCFD 6724                  M.1.
1 =  Independent audit of the bank                                   4. =   Directors' examination of the bank performed by other
     conducted in accordance                                                external auditors (may be required by state
     with generally accepted auditing standards by a certified              chartering authority)
     public accounting firm which submits a report on the bank        5 =   Review of the bank's financial statements by
2 =  Independent audit of the bank's                                        external auditors
     parent holding company                                           6 =   Compilation of the bank's financial statements by
     conducted in accordance with generally accepted auditing               external auditors
     standards by a certified public accounting firm which            7 =   Other audit procedures (excluding tax preparation work)
     submits a report on the consolidated holding company             8 =   No external audit work
     (but not on the bank separately)
3 =  Directors' examination of the bank
     conducted in accordance with generally
     accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.